                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 17, 2005
                                                           ------------

                              Alliance Towers, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

           000-29689                                       65-0986953
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    (Commission File Number)                (IRS Employer Identification Number)

        2550 East Trinity Mills Road, Suite 122, Carrollton, Texas 75006
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                    (Address of Principal Executive Offices)

                                 (972) 416-9304
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /      Written  communications  pursuant to Rule 425 under the  Securities Act
(17 CFR 230.425)
/ /      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14-12)
/ /      Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the
Exchange Act (17 CFR 240.14d-2(b))
/ /      Pre-commencement  communications  pursuant to Rule 13-e-4(c)  under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On May 17, 2005,  as part of an  acquisition  of a building  site in
Fort Worth, Texas, a wholly-owned  subsidiary of Enclaves, Inc. (the "Company"), the sole operating subsidiary of the registrant,  Enclaves of Spring Magnolia II
LLC, a Texas limited liability company,  accepted seller financing in the amount of $788,750 evidenced by a promissory note bearing interest at ten percent (10%)
per annum,  due and payable on December 31, 2005.  The loan is secured by a deed of trust secured against approximately 29 acres of the building site acquired in
Fort Worth.

            On May 17, 2005, the Company issued an amended and restated  secured
convertible   debenture  with  each  of  (i)  Cornell  Capital  Partners,   L.P.
("Cornell")  for  $1,781,130  and  (ii)   Montgomery   Equity   Partners,   Ltd.
("Montgomery")  for  $3,781,130.  Each debenture bears interest at 12% per annum and  includes a 12% payment  premium  (whether at  maturity  or  prepayment)  on
principal,   with  equal  interest  and  principal  installments  commencing  on
September 15, 2005, and continuing until maturity on September 15, 2006.

            At the  option of  Cornell  or  Montgomery,  as the case may be, the above  debentures  may be converted  into common stock of the Company at a price equal to 100% of the average closing bid price of the common stock, as quoted by
Bloomberg,  LP for the five  trading  days  immediately  prior to the  Company's filing a public registration statement for its common stock.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

            On March 1, 2005,  the Company  entered into a Contract of Sale with
Orinda  Capital  Partners,  L.P. (the "Seller") to purchase a 52.7 acre tract of land located in Fort Worth, Texas as a third building site for its home-building business. The Company plans a building project with 265 lots on this property.

            The Company  purchased  the site as two  parcels.  Approximately  23 acres were purchased for $715,500,  to be developed by its subsidiary,  Enclaves of Spring  Magnolia  LLC, a Texas  limited  liability  company  ("Phase I"), and approximately  29 acres were  purchased  for  $1,073,250  to be developed by its subsidiary,  Enclaves  of Spring  Magnolia  II LLC,  a Texas  limited  liability company  ("Phase II"). For purposes of the Phase II parcel,  the Seller extended financing to the Company at closing, in the amount of $788,750,  as evidenced by a promissory note,  attached hereto as Exhibit 10.2, and secured by the 29 acres purchased in Phase II.

            The First  Amendment  to  Contract of Sale,  dated  March 29,  2005, extended the inspection  period to 5:00 p.m. on Tuesday,  April 12, 2005 and the closing to 2 p.m. on Wednesday, April 13, 2005. The Second Amendment to Contract
of Sale,  dated  April 13,  2005,  postponed  the date of closing  to 2 p.m.  on
Monday, May 9, 2005. The Third Amendment to Contract of Sale, dated May 4, 2005,
(the "Third  Amendment")  postponed the date of closing to 2 p.m. on Friday, May
13, 2005 (the  "Closing").  The Third Amendment  amended the Contract of Sale to provide for payment of  $1,000,000.00  in cash at the closing,  with the balance payable  by the  execution  and  delivery  at  closing by Company to Seller of a secured  promissory note in such amount bearing  interest at the rate of 10% per annum and being due and  payable in full (both  principal  and  interest)  on or before December 31, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits.

Number      Description of Exhibit
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10.1        Commercial  Contract of Sale,  dated  March 1, 2005,  by and between
            Enclaves  Group,  Inc. and Orinda  Capital  Partners,  L.P., as last amended  on  May  17,  2005.

10.2        Amended and Restated Secured  Convertible  Debenture,  dated May 17,
            2005, by Enclaves Group,  Inc. in favor of Cornell Capital Partners,
            LP.

10.3        Amended and Restated Secured  Convertible  Debenture,  dated May 17,
            2005,  by  Enclaves  Group,  Inc.  in  favor  of  Montgomery  Equity
            Partners, Ltd.

10.4        Promissory  Note,  dated May 17, 2005,  by Enclaves  Group,  Inc. in favor of Orinda Capital Partners, L.P.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  registrant  has duly  caused  this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ALLIANCE TOWERS, INC

Date:  May 23, 2005                           By: /s/ Daniel G. Hayes
                                                  ------------------------------
                                                  Name: Daniel G. Hayes
                                                  Title: Chief Executive Officer